As filed with the Securities and Exchange Commission on December 19, 2001

 Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Standard Companies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3465896
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

One Centennial Avenue P.O. Box 6820 Piscataway, New Jersey 08855-6820
(Address, including zip code of registrant's principal executive offices)

American Standard Companies Inc. Deferred Compensation Plan
(Full Title of Plan)

J. Paul McGrath, Esq. Senior Vice President, General Counsel and Secretary One Centennial Avenue P.O. Box 6820 Piscataway, New Jersey 08855-6820
(732) 305-8800 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE

======================= ================ =================== =================== ====================
   Title of Securities     Amount to be     Proposed Maximum   Proposed Maximum        Amount of
     to be Registered     Registered (1)     Offering Price   Aggregate Offering Registration Fee (2)
                                             Per share (2)         Price (2)
----------------------- ---------------- ------------------- ------------------- --------------------
Common Stock, par value      1,000,000       $66.325            $66,325,000            $15,852
$0.01 per share
----------------------- ---------------- ------------------- ------------------- --------------------
Deferred Compensation           N/A               N/A                 N/A                 N/A
Obligations
----------------------- ---------------- ------------------- ------------------- --------------------

            (1)     Estimated solely for the purpose of calculating the registration fee based upon the Registrant's current estimate of shares of Common Stock issuable pursuant to the American Standard Companies Inc. Deferred Compensation Plan (the "Plan"). Also includes, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions of the Plan. The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan.

            (2)     Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices of the Registrant's common stock as reported on the New York Stock Exchange on December 17, 2001. This registration statement also registers interests in the Plan constituting separate securities. Pursuant to Rule 457(h)(2) of the Securities Act, no separate fee is required with respect to such plan interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Documents Incorporated By Reference

            The following documents filed with the Securities and Exchange Commission by American Standard Companies Inc. (the “Company”) are incorporated by reference in this Registration Statement:

    The Company’s Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001.
    The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 15, 2001.
    The Company’s Current Report on Form 8-K filed on May 24, 2001, with respect to certain common stock purchase warrants issued by the Company.
    The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 10, 2001.
    The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 13, 2001.
    The description of the Company’s Common Stock contained in the Company's Form 8-A filed on January 1, 1995.

            All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

            Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

            Not applicable.

Item 5.  Interests of Named Experts and Counsel

            None.

Item 6.  Indemnification of Directors and Officers

            The Delaware General Corporation Law (the “Delaware Law”) permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Restated Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware Law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the Company, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

            The Company's Restated Certificate of Incorporation and Amended By-Laws provide, among other things, that each person who was or is made a party to, or is threatened to be made a party to, any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity, shall be indemnified by the Company against all expenses, liability or loss (including attorneys' fees), judgme’'s Amended By-Laws also provide that expenses incurred by a director or officer in defending the proceedings specified above shall be paid by the Company in advance of the final disposition, provided that the Company is in receipt of an undertaking by or on behalf of the director or officer to repay such amount if it be determined that the director or officer is not entitled to be indemnified as provided in the Amended By-Laws. The Company may also provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers, provided that the Company must be authorized by its Board of Directors to pay expenses in advance to employees or agents.

            The Company maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the federal securities laws.

Item 7.  Exemption from Registration Claimed

            Not applicable.

Item 8.  Exhibits

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)
99.1	American Standard Companies Inc. Deferred Compensation Plan

Item 9.  Undertakings

            (a)   The undersigned Registrant hereby undertakes:

                 (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey, on this 6th day of December, 2001.

AMERICAN STANDARD COMPANIES INC.

/s/ J. Paul McGrath
By:_________________________________
J. Paul McGrath Senior Vice President, General Counsel and Secretary

            KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Frederic M. Poses, J. Paul McGrath and G. Peter D'Aloia, and each of them, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                 Title                          Date
    ---------                                 -----                          ----

                                 Chairman, Chief Executive Officer,
 /s/ Frederic M. Poses                        Director                  December 6, 2001
--------------------------         (Principal Executive Officer)
Frederic M. Poses

                                     Senior Vice President and
/s/ G. Peter D'Aloia                  Chief Financial Officer           December 6, 2001
--------------------------         (Principal Financial Officer)
G. Peter D'Aloia

/s/ Steven E. Anderson                        Director                  December 6, 2001
--------------------------
Steven E. Anderson

/s/ Roger W. Parsons                          Director                  December 6, 2001
--------------------------
Roger W. Parsons

/s/ Jared L. Cohon                            Director                  December 6, 2001
--------------------------
Jared L. Cohon

/s/ Edward E. Hagenlocker                     Director                  December 6, 2001
--------------------------
Edward E. Hagenlocker

/s/ James E. Hardymon                         Director                  December 6, 2001
--------------------------
James E. Hardymon

/s/ David M. Roderick                         Director                  December 6, 2001
--------------------------
David M. Roderick

/s/ J. Danforth Quayle                        Director                  December 6, 2001
--------------------------
J. Danforth Quayle

            Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the American Standard Companies Inc. Deferred Compensation Plan (the "Plan") has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey, on this 6th day of December 2001.

AMERICAN STANDARD COMPANIES INC. DEFERRED COMPENSATION PLAN

/s/ Lawrence B. Costello
By:_________________________________
Name: Lawrence B. Costello Title: Sr. V.P., Human Resources

INDEX TO EXHIBITS

5	Opinion of Pitney, Hardin, Kipp & Szuch LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)
99.1	American Standard Companies Inc. Deferred Compensation Plan